Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076

tel: (617) 796-8350     fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Manager of Investor Relations, or
Katherine L. Johnston, Investor Relations Analyst
(617) 796-8234

Senior Housing Properties Trust Announces Results of Annual Meeting

Newton, MA (May 15, 2008).  Senior Housing Properties Trust (NYSE: SNH) today announced the results of its annual meeting of shareholders held today, as follows:

Frederick N. Zeytoonjian was elected as an Independent Trustee to serve a three year term until the annual meeting in 2011.  The preliminary tabulation of shareholders’ votes cast was as follows:

Percentage of
votes cast in favor

Frederick N. Zeytoonjian	91.1%
for election as an Independent Trustee

Senior Housing Properties Trust is a real estate investment trust, or REIT, which invests in senior living properties, including independent and assisted living facilities and nursing homes, as well as hospitals, wellness centers and medical office buildings located throughout the United States.  SNH is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE REPORTS THE PRELIMINARY TABULATIONS OF VOTES OF SHAREHOLDERS AND IMPLIES THAT THE FINAL RESULTS OF THE TABULATIONS OF VOTES WILL BE THE SAME.  IN FACT, THE PRELIMINARY TABULATIONS ARE SUBJECT TO FINAL COUNTINGS OF VOTES AND VERIFICATIONS THEREOF BY THE APPOINTED INSPECTOR OF ELECTIONS.  THE FINAL VOTES MAY BE DIFFERENT FROM THE RESULTS IMPLIED BY THE PRELIMINARY TABULATIONS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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